                                                                Exhibit 2.3

                  STOCK PURCHASE & REGISTRATION RIGHTS AGREEMENT


     This STOCK PURCHASE AND REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 31, 1998, is made and entered into by and between Americable, Inc., a Minnesota corporation (the "Investor") and Vicom, Inc., a Minnesota corporation (the "Company").

     WHEREAS, the Investor has effective December 31, 1998, acquired one million three hundred fifty thousand (1,350,000) common shares (the "Securities") of Vicom, Inc., pursuant to the terms and conditions of an Asset Purchase Agreement between Enstar Networking Corporation and Company dated as of December 31, 1998 (the "Asset Purchase Agreement").

     WHEREAS, it is a condition to the obligations of the parties to the Asset Purchase Agreement to enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     I. Sales and Securities. The Company hereby sells and transfers the Securities to the Investor for the consideration set forth in the Asset Purchase Agreement and subject to the additional terms and conditions of this Agreement.

     II. Investor Representations. The Investor has been advised that these Securities have not been registered under the Securities Act of 1933, as amended, because in the opinion of the Company the sale of Securities to the Investor is an exempt transaction under the Securities Act of 1933, as amended. The Investor acknowledges that the Company's reliance on the exemption under that Securities Act of 1933, as amended, is predicated upon the representations made by the Investor in this Agreement. The Company has also advised the Investor that these Securities are not being and have not been registered under the Minnesota Securities Law because in the opinion of the Company the transaction is exempt from registration under the Minnesota Securities Law.

     The Investor hereby represents to the Company that these Securities are being acquired for investment for the Investor's own account and not with current intention to resell or otherwise distribute these Securities in contravention of Section 5 of the Securities Act of 1933, as amended, or applicable State Laws. In making these representations, the Investor understands that the exemptions under the Securities Act of 1933, as amended may not be applicable to this transaction if the Investor intends to acquire these Securities for resale or distribution on behalf of other persons or entities. The Investor also acknowledges that resale or distribution of these

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


Securities may result in the Investor being deemed an "underwriter" within the meaning of Section 2 (11) of the Securities Act of 1933, as amended, which could give rise to civil and criminal liabilities.

     The Investor warrants that its financial condition is presently adequate to justify its investment in these Securities and the Investor warrants that is experienced in investments and business matters and is aware of the financial risks involved in investing in the Company's Securities.

     The Investor acknowledges receipt of all financial and business information related to the Company and its business, which it considers necessary and advisable to form a decision concerning this investment. The Investor has discussed the Company's business activities (including future plans) and the Company's financial statements with its officers and does not desire any further information or data concerning the Company. The Investor acknowledges that the Company has offered and agreed to supply the Investor, and its accountants and attorneys, with any information, data, memorandums, financial statements or corporate records which pertain to the Company, and the Investor has been given full access to all corporate records and financial statements of the Company.

     The Investor will refrain from transferring or otherwise disposing of any of the Securities, or any interest therein, in such manner as to cause the Company to be in violation of the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities or blue sky laws.

     The Investor agrees that the following legend shall be placed on the Securities to be issued by the Company:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE THE SUBJECT OF A STOCK PURCHASE AND REGISTRATION RIGHTS AGREEMENT SIGNED BY THE OWNER OF THESE SECURITIES AND HENCE THESE SECURITIES MAY NOT BE SOLD, ASSIGNED, DISTRIBUTED, PLEDGED, TRADED, TRANSFERRED OR OTHERWISE DISPOSED OF
     WITHOUT COMPLYING WITH THE TERMS AND CONDITIONS OF SAID INVESTMENT LETTER, WHICH IS INCORPORATED HEREIN BY REFERENCE.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

     THE ARTICLES OF INCORPORATION OF THE CORPORATION SET FORTH THE RIGHTS, PREFERENCE, PRIVILEGES, RESTRICTIONS AND OTHER MATTERS RELATING TO THE 8% CLASS A CUMULATIVE CONVERTIBLE PREFERRED STOCK AND 10% CLASS B CONVERTIBLE PREFERRED STOCK AND AUTHORIZE THE BOARD OF DIRECTORS TO FURTHER DESIGNATE AND DIVIDE THE REMAINING SHARES OF UNDESIGNATED SHARES OF CAPITAL STOCK INTO ONE OR MORE ADDITIONAL CLASSES OR SERIES AND TO ESTABLISH THE

     RELATIVE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS RELATING THERETO. THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED. THE BOARD OF DIRECTORS HAS AUTHORITY TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES WITHOUT SHAREHOLDER APPROVAL.

     III. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor which representations and warranties survive the acquisition of the Securities by the Investor:

           1. Corporate Existence and Power. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Minnesota. The Company has all corporate powers and authority and all governmental licenses, authorizations, consents and approvals (collectively, the "Permits") required to carry on its business as now conducted, except where the failure to obtain such Permits, individually or in the aggregate, would not have a Material Adverse Effect (as defined below) on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made available to the Company true and complete copies of the Company's articles of incorporation and bylaws as currently in effect. For purposes of this Agreement, a "Material Adverse Effect" means a material adverse effect, on the condition (financial or otherwise), business, assets or properties of the Company or on the ability of the Company to perform its obligations hereunder. For purposes of this Agreement, any reference to any event, change or effect being "material" means an event, change or effect, whether existing or prospective, which is material in relation to the condition (financial or otherwise), business, assets or properties of the Company or on the ability of the Company to perform its obligations hereunder.

           2. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (whether considered in a proceeding in equity or at law).

           3. Consents; Approvals. The execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated hereby by the Company require no action, by or in respect of, notices to, or filing with, any governmental body, agency, official or authority or any third party, other than those that have been or will be taken or made in a timely manner.

           4. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (except in the case of clauses (b), (c), and (d) of this Section 4, for any such matters that, individually or in the aggregate, have not had, and will not have, a Material Adverse Effect on the Company) (a) contravene or conflict with the articles of incorporation or by laws of the Company (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its properties or assets, (c) constitute a default under or give rise to a right of termination, cancellation, restriction or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract or other instrument binding upon or applicable to the Company or any of its properties or assets or any license, franchise, permit or other similar authorization held by or applicable to the Company, or (d) result in the creation or imposition of any Lien on any asset of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset, mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

           5. Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 335,000 shares of preferred stock, par value $ .01 per share (the "Preferred Stock"). As of the date hereof
(i) 2,156,236 shares of Common Stock are issued and outstanding and (ii) not more than 60,000 shares of Preferred Stock are issued and outstanding. As of the date hereof 1,100,000 shares of Common Stock are reserved for issuance pursuant to employee stock options, warrants, and preferred stock conversions. All outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, are free from preemptive rights and were issued in compliance with all state and federal securities law. Assuming proper payment is made therefore, the Securities are duly authorized, validly issued and outstanding, fully paid and non-assessable, free from preemptive rights and issued in compliance with all state and federal securities laws.

               Except as set forth in this Section, there are outstanding (a) no other shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (c) no other options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (a), (b), and (c) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

           6. Financial Statements: SEC Filings. The Company has delivered to the Investor copies of its unaudited balance sheet, as of November 30, 1998, (the "Latest Balance Sheet") and the unaudited statements of earnings, shareholders' equity and cash flows of the Company for the 11 month period ended of such date (such statements and the Latest Balance Sheet being herein referred to as the "Latest Financial Statements"), and (b) its Annual Report to Shareholders containing financial statements for the year ended December 31, 1997 (the "Annual Report"), including the audited balance sheets, as of December 31, 1997, and December 31, 1996, and the audited statements of earnings, shareholders' equity cash flows of the Company for each of the years ended December 31, 1997, December 31, 1996, and December 31, 1995 (collectively, the "Annual Financial Statements"). The Latest Financial Statements and the Annual Financial Statements are based upon the information contained in the books and records of the Company and fairly present the financial condition of the Company as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated. The Latest Financial Statements have been prepared in accordance with generally accepted accounting principles applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required to be prepared in accordance with generally accepted accounting principles) consistently with Annual Financial Statements and reflect all adjustments necessary to a fair statement of the results of the interim period(s) presented, except for valuation reserves of $750,000. The Company has filed any and all reports and other documents required to be filed under the rules and regulations of the Securities and Exchange Commission (the "Commission") and is in compliance with its reporting requirements under such rules and regulations.

           7. Absence of Undisclosed Liabilities. Except as reflected in the Latest Balance Sheet, the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

            8. Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against or, to the knowledge of the Company, threatened against or affecting, the Company or any of its properties before any court or arbitrator or any governmental body, agency or official which, if determined or resolved adversely to the Company, could reasonable be expected to have a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having, or which, insofar as can reasonably be foreseen, may have, any such effect.

            9. Full Disclosure: No Misrepresentations. No information contained in the representations and warranties of the Company set forth in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein, in light of the circumstances under which they made, not misleading.

To the knowledge of the Company, there is no fact or condition which has not been hereto disclosed to Purchasers in writing which has a Material Adverse Effect on the Company, or reasonably could be expected to have a Material Adverse Effect on the Company.

     IV.  Additional Obligations of the Company and the Investor.

          1. Legal Opinion. Simultaneous to, and as a condition to the Investor's willingness to enter into this Agreement, the Investor shall receive the opinion of Winthrop & Weinsteine, P.A., special counsel for the Company, dated the date of this Agreement, substantially in the form attached hereto as Exhibit A.

          2.   Registration Rights:

               (a) As soon as practicable following a request by Investor, but no later than 90 days following such request, the Company shall at its own expense file a registration statement under the Securities Act of 1933 (the "Act") covering resale or distribution of the Securities by the Investor or an affiliate of the Investor or take such other actions required under the federal and state securities laws to permit distribution of the Securities to the shareholders of an affiliate of Americable. The Company will use its best efforts to cause such registration statement, which shall be on Form S-1 or another appropriate form, or other statement to become effective as soon as practicable. For purposes of this Section, Securities and similar references shall refer to the Securities and any additional securities issued with respect to the Securities upon any stock split, stock dividend, recapitalization or similar event.

               (b) In connection with the Company's obligations, the Company will:

                     (i)use its best efforts to cause the registration statement or other statement to remain effective for such period as may be reasonably necessary to effect for such period the sale or distribution of such shares, not to exceed two years;

                     (ii) in the case of a registration statement, prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed two years;

                     (iii) in the case of a registration statement, furnish to
              the Investor and to the underwriters of the securities being registered, if any, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Investor and underwriters may reasonably request in order to facilitate the public offering of such securities;

                     (iv) use its best efforts to register or qualify the securities covered by such registration statement or to be distributed under such state securities or blue sky laws of such jurisdictions as the Investors or the underwriters may reasonably request within 20 days following the original filing of such registration statement or other statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not qualified; and

                     (v) prepare and promptly file with the Commission and promptly notify the Investor of the filing of such amendment or supplement to such registration statement or prospectus or other statement as may be necessary to correct any statements of omissions if, at the time when a prospectus or information statement relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus or information statement as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

              (c) With respect to any registration of shares or other mechanism of distribution pursuant to the Agreement, the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holder are required to bear such fees and disbursements), all internal Company expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the Investor, underwriting discounts and commissions and transfer taxes for the Investor and any other expenses incurred by Investor not expressly included above shall be borne by Investor.

              (d)  In connection with the registration or distribution of the
          Securities:

                   (i) The Company will indemnify and hold harmless the Investor from and against any and all loss, damage, liability, cost and expense to which the Investor may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement or information statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; providing, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor.

                   (ii) The Investor will indemnify and hold harmless the Company from and against any and all loss, damage, liability, cost or expense to which the Company may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement or information statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with information furnished by the Investor.

                   (iii) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant of the provisions of said paragraph
              (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense or such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          3. Lock-Up Provision. The Investor agrees that for a period of two years it will sell Securities only pursuant to the registration statement required by paragraph IV.2 of this Agreement; provided, however, that such provision shall not apply to a distribution of the Securities to the shareholders of an affiliate of Investor. During such period, the Investor agrees to sell no more than 5% of the outstanding voting securities of the Company during any calendar quarter (based on the number of outstanding voting securities at the beginning of such calendar quarter).

     Company agrees to provide Investor with a stock certificate (or evidence thereof) for the common shares acquired hereunder on the Closing Date (as defined in the Asset Purchase Agreement).

          4. Anti-Dilution Provision. For purposes of this Section, Securities and similar references shall refer to the Securities and any additional securities issued with respect to the Securities upon any stock split, stock dividend, recapitalization or similar event. In the event that the Company sells any shares of its voting stock for a price of less than $2.00 per share (as adjusted to reflect any adjustments in the Securities pursuant to the previous sentence) (the "Issuance"), Investor shall have the right for a period of nine months following the Issuance to purchase that number of shares of voting securities, for a purchase price of $.01 per share, that would result in the Investor owning the same percentage of voting securities of the Company as it owned immediately prior to the Issuance. The provisions of this Section shall not apply to any issuance of common stock pursuant to the exercise of outstanding stock options or warrants as disclosed in Section III.5 of this Agreement. In the event that the representations in Section III.5 relating to capitalization prove to be inaccurate and the result is that Investor receives a lower percentage of the Company's common stock on a fully diluted basis than indicated in such representation, the Company shall take all necessary actions to issue to Investor such additional number of shares of its common stock, at a price of $.01 per share, that will result in the percentage ownership by Investor indicated by such representation.

          5. Amendment and Waiver. This Agreement may not be amended or waived except in writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          6. Assignment. This Agreement and all of the provisions hereof will be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without prior written consent of the other party.

          7. Complete Agreement. This Agreement and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          8. Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

          9. Governing Law. The internal law, without regard to conflicts of law principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

          10. Survival. The representations, warranties and covenants made in this Agreement and in any agreement or instrument executed and delivered in connection with this Agreement shall survive the Closing (as defined in the Asset Purchase Agreement).

          11. Representation of Investor. Investor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota. Investor is the only shareholder of Enstar Networking Corporation.


          IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VICOM, INC.




AMERICABLE, INC.


By
  --------------------------------
  Its
     -----------------------------